Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

DEED OF LEASE NOVATION
December 20, 2019

between
MAM SELDON AVIATION 2 DESIGNATED ACTIVITY COMPANY,
as Existing Lessor

SMARTLYNX AIRLINES ESTONIA OÜ,
as Lessee

CONTRAIL AVIATION LEASING IRELAND DAC,
as New Lessor

IN RESPECT OF ONE USED AIRBUS MODEL A320-200 AIRCRAFT
BEARING MANUFACTURER'S SERIAL NUMBER 1183
WITH TWO IAE INTERNATIONAL AERO ENGINES AG MODEL V2527-A5 ENGINES
BEARING ESN V10682 AND V10683

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THIS DEED OF LEASE NOVATION is dated December 20, 2019 (this “Deed of Lease Novation”) and made AMONG:
MAM SELDON AVIATION 2 DESIGNATED ACTIVITY COMPANY (“Existing Lessor”) a designated activity company incorporated under the laws of Ireland, having its registered office address at 32 Molesworth Street, Dublin 2, D02Y512, Ireland, SmartLynx Airlines Estonia OÜ (“Lessee”) whose address is at Lennujaama tee 13, Tallinn, 11101, Estonia, and Contrail Aviation Leasing Ireland DAC (“New Lessor”), a designated activity company incorporated under the laws of Ireland, having its registered office address at 32 Molesworth Street, Dublin 2, D02Y512, Ireland.

BACKGROUND:

(A)
By an Aircraft Lease Agreement MSN 1183 dated as of 05 January 2017, between Heston Services Ltd. (the “Original Lessor”) and Lessee, as novated by that Deed of Lease Novation dated as of 07 November, 2017 among the Original Lessor, the Existing Lessor and the Lessee, as further amended, modified or supplemented up to the date of this Deed of Lease Novation (referred to herein as the “Lease”), Existing Lessor agreed to lease and Lessee agreed to take on lease one (1) Airbus model A320-200 aircraft bearing manufacturer's serial number 1183 with two (2) IAE International Aero Engines AG model V2527-A5 engines with engine serial numbers V10682 and V10683 (the “Aircraft”, as more fully defined in the Lease).

(B)	In accordance with the Lease, the Aircraft was delivered to Lessee on 10 May, 2017 (the “Lease Delivery Date”).

(C)
Pursuant to the Aircraft Sale and Purchase Agreement (MSN 1183) dated December 20, 2019 between Existing Lessor and the New Lessor (the “Sale Agreement”), New Lessor has agreed to purchase the Aircraft from Existing Lessor upon the terms and conditions contained therein.

(D)
Simultaneously with the purchase of the Aircraft by New Lessor, Existing Lessor has agreed to transfer to New Lessor all of its rights, title, liabilities and obligations in and under the Lease Documents upon and subject to the terms of the Deed of Lease Novation and Lessee and New Lessor wish to effect certain amendments to the Lease Documents (the Lease as novated and amended by this Deed of Lease Novation is referred to in this Deed of Lease Novation as the “Novated Lease” and the Lease Documents as novated and amended by this Deed of Lease Novation are referred to in this Deed of Lease Novation as the “Novated Lease Documents”) on the terms and conditions set out below.

For good, adequate and valuable consideration received IT IS AGREED as follows:

1.	Definitions and Interpretation
In this Deed of Lease Novation:
“Aircraft” has the meaning given to it in the background paragraphs.
“Deed of Lease Novation” has the meaning given to it in the introductory paragraph.
“Effective Time” has the meaning given to it in Section 2.2;
“Effective Time Notice” has the meaning given to it in Section 2.1.
“Lease Delivery Date” has the meaning given to it in the background paragraphs.
“Lease Documents” means the documents listed in Schedule 1 hereto.
“Novated Lease Documents” has the meaning given to it in the background paragraphs.

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“Novated Lease” has the meaning given to it in the background paragraphs.
“Relevant Interests” has the meaning given to it in Section 2.4.
“Sale Agreement” has the meaning given to it in the background paragraphs.
Capitalised terms used in this Deed of Lease Novation shall, unless otherwise defined herein, have the same meaning given to them in the Lease Documents (prior to the amendments contemplated by this Deed of Lease Novation).

2.	Novation

2.1.
The novation contemplated by this Deed of Lease Novation shall not be effected in accordance with the provisions of Section 2.2 below until Existing Lessor, New Lessor and Lessee confirm that all of the conditions precedent contained in paragraphs 1, 2 and 3 of Schedule 2, respectively, have been satisfied (or waived, deferred or extended in accordance with paragraph 4 of Schedule 2) in form and substance reasonably satisfactory to Existing Lessor, New Lessor and Lessee, as applicable. Upon the occurrence of the Effective Time (as defined below), New Lessor and Existing Lessor shall execute an Effective Time Notice (in the form attached as Schedule 4 (Form of Effective Time Notice)) (the “Effective Time Notice”) confirming the Effective Time for the purposes of this Deed of Lease Novation and the Novated Lease Documents and shall deliver to Lessee a copy of such Effective Time Notice, which shall be acknowledged by Lessee.

2.2.
With effect on and from the date and time specified in the Effective Time Notice (the “Effective Time”), the following will happen simultaneously without the need for physical delivery of the Aircraft:

2.2.1.
New Lessor agrees to assume the undertakings, rights, obligations and liabilities of Existing Lessor as lessor and owner under the Lease Documents (as amended and novated by this Deed of Lease Novation) and Lessee agrees to perform its undertakings, obligations, duties and liabilities under the Novated Lease Documents to New Lessor, in each case, to the extent attributable to the period, and which arise, after the Effective Time;

2.2.2.	Lessee consents to and accepts the assumption by New Lessor set forth in Section 2.2.1 above;

2.2.3.	the Lease Documents are novated and constitute an agreement between New Lessor as lessor and Lessee as lessee on the terms of the Novated Lease Documents;

2.2.4.
Existing Lessor and Lessee are each released by the other from their respective obligations and liabilities under the Lease Documents and shall have no rights against or obligations to the other under the Lease Documents, except that each of Existing Lessor and Lessee shall retain as against the other all pre-existing rights set out in the Lease Documents in respect of claims, liabilities or losses suffered, incurred, arising or attributable to the period prior to the Effective Time (and New Lessor shall not be responsible to Lessee in respect of any such claims, liabilities or losses suffered, incurred, arising or attributable to the period prior to the Effective Time) and Lessee shall not exercise any set-off or counterclaim in respect of any such losses, liabilities or claims against New Lessor. Notwithstanding the foregoing, and in respect of matters arising or attributable to the period prior to the Effective Time, Lessee will continue to indemnify and insure each Indemnitee (as defined in the Lease Documents prior to the amendment and novation under this Deed of Lease Novation) on the terms set out in this Deed of Lease Novation and in the Lease Documents prior to the amendment and novation under this Deed of Lease Novation;

2.2.5.
Lessee acknowledges that, except as provided in Section 2.2.4 of this Deed of Lease Novation with respect to periods prior to the Effective Time, its undertakings, duties, obligations and liabilities to the “Lessor” under the Novated Lease Documents are owed to, and to be performed in favour of, New Lessor and agrees with New Lessor to perform the undertakings, duties, obligations and liabilities of Lessee to New Lessor as “Lessor” under the Novated Lease Documents;

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2.2.6.
Lessee agrees that New Lessor shall have no responsibility for, and Lessee will not assert against New Lessor or exercise any right of set-off or counterclaim or other right in respect of, any claim or defence that it may have or have had against Existing Lessor under the Lease and the other Lease Documents in respect of the period prior to the Effective Time; and

2.2.7.	the leasing of the Aircraft by Existing Lessor to Lessee terminates, and Lessee accepts the leasing of the Aircraft from New Lessor, on the terms and conditions of the Novated Lease Documents.

2.2.8.	Each of the foregoing events and agreements is conditional upon the happening of the others and shall occur simultaneously at the Effective Time.

2.3.
Lessee acknowledges that the Aircraft was delivered by Existing Lessor to Lessee on the Lease Delivery Date under the Lease Documents and that Lessee is in possession of the Aircraft pursuant to the Lease and that New Lessor may rely on the Lease Supplement No. 1 dated 10 May, 2017 issued to Existing Lessor as though it had been issued to New Lessor; and it is acknowledged by all parties hereto that no further physical delivery of the Aircraft by New Lessor is required or contemplated as a result of this Deed of Lease Novation and that the right of possession of Lessee in respect to the Aircraft shall be continuing and uninterrupted as of the Effective Time. New Lessor shall have the benefit of the disclaimers, waivers and representations set forth in the Lease.

2.4.	As of the Effective Time, the following interests (the “Relevant Interests”) will exist in relation to the Aircraft:

2.4.1.	New Lessor is the legal and beneficial owner of the Aircraft;

2.4.2.	New Lessor is leasing the Aircraft to Lessee pursuant to the Novated Lease Documents;

2.4.3.	Existing Lessor is the previous owner of the Aircraft; and

2.4.4.	Existing Lessor is the previous lessor of the Aircraft.

3.	Amendments
As of and with effect from the Effective Time, all references to Lessor in the Lease Documents shall be deemed to refer to New Lessor, all references to “this Agreement” in the Lease shall be deemed to refer to the Novated Lease and all other provisions in the Lease Documents shall be construed mutatis mutandis to have such effect. In addition, as of and with effect from the Effective Time, the Lease Documents shall be more particularly amended as provided in Schedule 3 (Amendments to Lease Documents) and all references to clauses, sections, articles and schedules in that Schedule 3 shall be construed as references to clauses, sections, articles and schedules of the Lease. Except as set out in this Deed of Lease Novation, the Lease Documents shall remain unmodified and in full force and effect and as of and with effect from the Effective Time shall constitute the Novated Lease Documents between New Lessor and Lessee.

4.	Representations and Warranties

4.1.	New Lessor hereby represents to each other party to this Deed of Lease Novation that:

4.1.1.	it is a designated activity company limited by shares duly incorporated and validly existing under the laws of Ireland;

4.1.2.
it has the power to enter into and perform this Deed of Lease Novation and the transactions contemplated by this Deed of Lease Novation and has taken all necessary action to authorise the entry into, performance and delivery of this Deed of Lease Novation and the transactions contemplated by this Deed of Lease Novation and has duly executed this Deed of Lease Novation;

4.1.3.	its obligations under this Deed of Lease Novation are legal, valid, binding and enforceable against it (except as enforcement may be limited by applicable bankruptcy, insolvency, liquidation,

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reorganization, examinership and similar laws affecting creditors’ rights generally or general principles of equity); and

4.1.4.
all authorizations required in connection with the entry into, performance, validity and enforceability of this Deed of Lease Novation and the transactions contemplated hereby have been obtained or effected and are in full force and effect.

4.2.	Existing Lessor hereby represents to each other party to this Deed of Lease Novation that:

4.2.1.	it is a designated activity company limited by shares duly incorporated and validly existing under the laws of Ireland;

4.2.2.
it has the power to enter into and perform this Deed of Lease Novation and the transactions contemplated by this Deed of Lease Novation and has taken all necessary action to authorise the entry into, performance and delivery of this Deed of Lease Novation and the transactions contemplated by this Deed of Lease Novation and has duly executed this Deed of Lease Novation;

4.2.3.
its obligations under this Deed of Lease Novation are legal, valid, binding and enforceable against it (except as enforcement may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, examinership and similar laws affecting creditors’ rights generally or general principles of equity);

4.2.4.
all authorizations required in connection with the entry into, performance, validity and enforceability of this Deed of Lease Novation and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

4.2.5.	the Existing Lessor is not in breach of its obligations under the Lease Documents;

4.2.6.
there are no claims pending or threatened or disputes existing by Existing Lessor against Lessee under or in respect of the Lease Documents or the Aircraft (including, with respect to any due and outstanding Rent or Maintenance Reserves); and

4.2.7.
the execution, delivery and performance by Existing Lessor of this Deed of Lease Novation will not (i) conflict with, or result in any material breach of, any terms of, or constitute a default under any agreement or document to which it is a party or by which it or any of its property or assets may be bound, nor result in the creation or imposition of any security interest on any of its assets under the provisions of any such agreement or document, (ii) contravene or conflict with the provisions of its constitutional documents or (iii) conflict with any law or regulation or any official or judicial order applicable to it.

4.3.	Lessee hereby represents and warrants to New Lessor, as of the date of this Deed of Lease Novation and, save as otherwise disclosed in writing, as of the Effective Time, as follows:

4.3.1.	it is a legal entity organised and existing under the laws of Estonia;

4.3.2.
it has the power to enter into and perform this Deed of Lease Novation and the transactions contemplated by this Deed of Lease Novation and has taken all necessary action to authorise the entry into, performance and delivery of this Deed of Lease Novation and the transactions contemplated by this Deed of Lease Novation and has duly executed this Deed of Lease Novation;

4.3.3.
its obligations under this Deed of Lease Novation are legal, valid, binding and enforceable against it (except as enforcement may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, examinership and similar laws affecting creditors’ rights generally or general principles of equity);

4.3.4.
all authorizations required in connection with the entry into, performance, validity and enforceability of this Deed of Lease Novation and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

4.3.5.	the Lease Documents constitute the entire agreement between Existing Lessor and Lessee in respect of the leasing of the Aircraft and, other than as contemplated by this Deed of Lease

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Novation, there have been no amendments, modifications, waivers or consents entered into with respect to the Lease Documents;

4.3.6.
the execution, delivery and performance by Lessee of this Deed of Lease Novation will not (i) conflict with, or result in any material breach of, any terms of, or constitute a default under any agreement or document to which it is a party or by which it or any of its property or assets may be bound, nor result in the creation or imposition of any security interest on any of its assets under the provisions of any such agreement ro document, (ii) contravene or conflict with the provisions of its constitutional documents or (iii) conflict with any law or regulation or any official or judicial order applicable to it;

4.3.7.	the Lease Documents are in full force and effect and have not been terminated;

4.3.8.	no notice of assignment or transfer of the Lease Documents has been received by Lessee;

4.3.9.
there are no claims or disputes between Lessee and Existing Lessor outstanding, pending and/or threatened under or in respect of the Lease Documents and no claims or disputes are known by Lessee to exist against Existing Lessor under or in respect of the Lease Documents or the Aircraft;

4.3.10.
the Aircraft is not on requisition nor subject to any existing sublease or charter, and Lessee has not entered into any agreement to sublease, charter, hire or otherwise part with possession of the Aircraft, any Engine or any Part, except as is permitted under the Lease;

4.3.11.
no Casualty Occurrence has occurred with respect to the Aircraft or any Engine nor has the Aircraft or any Engine suffered any other material damage which with the passage of time would constitute a Casualty Occurrence or the potential cost of which would exceed [ ] United States Dollars (US [ ]);

4.3.12.	no claims have been made by Lessee under any of the warranties in respect of the Aircraft which are outstanding;

4.3.13.	no Default or Event of Default has occurred and is continuing under the Lease;

4.3.14.	no Default will result from the entry into or the compliance by the Lessee with any of the terms and provisions hereof;

4.3.15.	Lessee has not paid any Rent or any other amount under the Lease Documents which is not due and payable prior to the Effective Time;

4.3.16.
the Aircraft is and has been in possession of Lessee since the Lease Delivery Date and has been properly imported into Estonia by Lessee under the temporary importation regime contemplated by applicable customs laws and regulations of Estonia;

4.3.17.	there are no set-offs, defences or counterclaims available against amounts owed to New Lessor under the Lease Documents;

4.3.18.
neither Lessee nor its assets is entitled to any immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

4.3.19.	the details set forth in Schedule 5 (the Schedule of Certain Terms), are correct as of the date hereof and (as supplemented in the Effective Time Notice) as of the Effective Time;

4.3.20.	the Engines identified in Schedule 5 (the Schedule of Certain Terms) are installed on the Airframe;

4.3.21.	No Airworthiness Directives have been performed with respect to the Aircraft for which Lessee is entitled to reimbursement from “Lessor” under the Lease;

4.3.22.
Other than as set forth in paragraph (2) of the Certificate of Technical Acceptance and Appendix 1 to the Technical Acceptance Certificate and Appendix 2 to the Technical Acceptance Certificate, the Aircraft was in compliacne with the delivery conditions set forth in Exhibit E to the Lease on the Lease Delivery Date;

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4.3.23.
The Aircraft is in airworthy condition and the certificate of airworthiness (through the continuous maintenance of the current and valid airworthiness review certificates) for the Aircraft remains in full force and effect;

4.3.24.
As of the date hereof and at the Effective Time, except as set forth in a written notice to New Lessor which is acceptable to New Lessor (i) Lessee has not submitted to Existing Lessor any requests for reimbursement from Supplemental Rent that are unsatisfied and (ii) Existing Lessor does not owe Lessee any reimbursement from Supplemental Rent which has not yet been paid;

4.3.25.	Existing Lessor has not waived or deferred any of its rights under the Lease with respect to claims for reimbursement from Supplemental Rent; and

4.3.26.	Lessee has not created, or permitted to exist, any Liens on the Aircraft other than Permitted Liens.

5.	Lessee’s Undertakings

5.1.
Lessee shall, promptly after the Effective Time and, in any event, no later than thirty (30) days after the Effective Time, procure, at New Lessor's cost, that the Lease Identification displayed on the Aircraft and on each Engine are amended to reflect the text set out in Exhibit C (12) to the Novated Lease and shall, as soon as practicable after the Effective Time (but in any event no later than ten (10) Business Days after the Effective Time) and, at New Lessor’s cost, assist the New Lessor and the Existing Lessor to procure that the registration of the Aircraft with the Aviation Authority is amended to reflect the interests of New Lessor as owner and as lessor.

5.2.
In satisfaction of the obligations under Section 12 of the Lease, Lessee agrees with the Existing Lessor and the New Lessor to effect on or before the Effective Time such revised insurances evidencing compliance with Section 12 of the Novated Lease and in particular will ensure that:

5.2.1.
all persons with a Relevant Interest and each Indemnitee (as defined under the Novated Lease Documents) are named as additional insureds in respect of all liability insurances warranted each as to itself no operational interest;

5.2.2.	New Lessor is named as sole loss payee; and

5.2.3.
it maintains aircraft third party, property damage, passenger, baggage, cargo and mail and airline general third party (including premises, hangars and products liability) insurance for a combined single limit (bodily injury/property damage) of an amount not less than the amount specified in the Novated Lease Documents with the Indemnitees (as defined in the Lease prior to the amendment and novation of the Lease under this Deed of Lease Novation) and Heston Services Ltd. each named as additional insured for a period of two (2) years after the Effective Time in respect of the Aircraft.

5.3.
Lessee undertakes to use commercially reasonable efforts to procure, at New Lessor’s cost, the receipt by New Lessor within ten (10) days of the Effective Time of evidence that any filing (including, without limitation, filing with the Aviation Authority a notification for amending the registration of the Aircraft in the aircraft register maintained by the Aviation Authority and the Bill of Sale (as defined in the Sale Agreement) to reflect the interest of New Lessor as owner of the Aircraft) or registration, and any governmental or other license, approval, consent, exemption or certificate, which was not effected or issued prior to the Effective Time has been duly effected or issued.

5.4.
Lessee shall refrain from taking any action which might affect the ability of New Lessor to exercise or enforce its rights under the Novated Lease or to recover in full all amounts owed by the Lessee to the New Lessor or otherwise limit, affect or prejudice the rights of the New Lessor under the Novated Lease.

5.5.	Lessee shall provide to New Lessor an updated certificate of registration and an updated station license for the radio stations on board the Aircraft for the Aircraft promptly upon amending the

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registration of the Aircraft and station license to reflect the interest of New Lessor as owner and lessor of the Aircraft.

5.6.
Lessee expressly consents to New Lessor’s exercise of its rights (including, without limitation, the right to repossess the Aircraft) under Section 18 of the Novated Lease in accordance with the terms thereof.

5.7.
Lessee shall perform and do all such other and further acts and things and execute and deliver any and all such other instruments (including any notification to the Aviation Authority of changes in the ownership structure of the Aircraft) as New Lessor may reasonably require, and at New Lessor’s cost, to reflect the change to the identity of the owner and lessor of the Aircraft recited in this Deed of Lease Novation and to perfect or protect the interests of New Lessor and any other person having a Relevant Interest, and for the purpose of carrying out the intent of and giving New Lessor benefit of the novation effected by this Deed of Lease Novation.

5.8.	Lessee shall provide New Lessor with an Incident/Accident Clearance Statement on or before the Effective Date, in form and substance acceptable to New Lessor (the “Non-Incident Statement“).

6.	Lessee’s confirmations
Lessee hereby confirms to New Lessor, as of the date of this Deed of Lease Novation and as of the Effective Time, that the Lessee is an airline that operates for reward primarily on international routes, and the Aircraft subject to the Lease is primarily used for commercial passenger operations on international flights and more than fifty percent (50%) of Lessee’s income is generated by such operations.

7.	Miscellaneous

7.1.	Continuing Effect: All representations and warranties made by Existing Lessor, New Lessor and Lessee in this Deed of Lease Novation shall survive the occurrence of the Effective Time.

7.2.
Variation: The terms of this Deed of Lease Novation shall not be varied otherwise than in writing and duly executed by or on behalf of all the parties; provided that New Lessor and Lessee shall be entitled to amend, modify or vary the terms of the Novated Lease Documents after the Effective Time without reference to or the signature of Existing Lessor (provided that no such amendment shall affect Existing Lessor’s rights with respect to the period prior to the Effective Time).

7.3.
Termination: If the Effective Time does not occur by 13 December 2019 (or such later date as may be agreed between Existing Lessor and New Lessor), Existing Lessor and New Lessor may serve a written notice on Lessee that this Deed of Lease Novation shall be terminated and cease to have any further force and effect, and upon service of such notice, this Deed of Lease Novation shall terminate and be of no further force and effect and the rights and obligations of the parties hereto (other than pursuant to Section 7.10 (Costs)) shall be as if this Deed of Lease Novation had never been executed.

7.4.
Notices: Notices and other communications under this Deed of Lease Novation shall be made in accordance with the notice provisions of the Lease Documents and, for such purposes, New Lessor’s and Lessee's contact details shall be:

New Lessor:
Contrail Aviation Leasing Ireland DAC
Attn.: The Directors
32 Molesworth Street
Dublin 2

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Ireland
Tel. 697 3200
Fax. 697 3300

With a copy to:

CONTRAIL AVIATION SUPPORT, LLC
435 Investment Court
Verona, Wisconosin 53593
United States of America
Attn: Josepgh G. Kuhn, CEO
Tel: 1 608 848-8100
Fax: 608 848-8101
Email: joe@contrail.com

Lessee:
SmartLynx Airlines Estonia OÜ
Lennujaama tee 13, Tallinn 11101, Estonia
Attn: CEO
Tel: + 371 67207392
Fax: + 371 67207750
E-mail: Zygimantas.Surintas@smart-lynx.com

Existing Lessor:

MAM SELDON AVIATION 2 DESIGNATED ACTIVITY COMPANY
Attn.: The Directors
32 Molesworth Street
Dublin 2, D02Y512,
Ireland
Tel. +353 1 697 3200
Fax. +353 1 697 3300
E-mail. mfdublin@maplesfs.com

With a copy to:

MARATHON STRUCTURED PRODUCT STRATEGIES FUND, LP
c/o Marathon Asset Management, LP
One Bryant Park, 38th Floor
New York, New York 10036
Attention:  Craig Thaler & Joe Thorstenson
Facsimile: +1 212 205 8735 and +1 212 205-8796

With a copy to:

Seldon Partners
1636 3rd Avenue, Suite 135
New York, NY 10128
Attention: Daniel Simons
Tel: +1 (646) 397-6982
Email: dsimons@seldonpartners.com

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7.5.
Counterparts: This Deed of Lease Novation may be executed in any number of counterparts and each counterpart shall constitute an original. All such counterparts, when taken together, shall constitute one single instrument.

7.6.
Governing Law: This Deed of Lease Novation, including all non-contractual obligations arising hereunder or related hereto, shall be governed by, and construed in accordance with, English law. The terms of Section 20(b) (Governing Law, Jurisdiction) of the Lease shall apply to this Deed of Lease Novation, mutatis mutandis, as though they were set out in full in this Deed of Lease Novation.

7.7.
Assignment: No party may assign any of its respective rights or obligations under, or the benefit of, this Deed of Lease Novation other than on the same terms as, and at the same time as, any assignment of its respective rights or obligations under, or the benefit of, the Lease Documents as assigned, amended and supplemented by this Deed of Lease Novation.

7.8.
Third Parties: A person who is not a party to this Deed of Lease Novation may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, save for the Indemnitees (as defined in the Lease Documents prior to the assignment under this Deed of Lease Novation and as defined in the Novated Lease Documents) and their successors and assigns in relation to the rights expressed in their favour under this Deed of Lease Novation. The consent of any third party is not required for any variation or termination of this Deed of Lease Novation.

7.9.
New Lessor Bank Account: Following the occurrence of the Effective Time, Lessee shall make all payments under the Lease to such account as New Lessor may from time to time designate by written notice given at least ten (10) Business days prior to the date on which the required payment is due.

7.10.
Costs: Subject to receipt of an invoice therefor in reasonable detail, New Lessor shall pay (i) all reasonable costs and expenses of Lessee incurred in connection with the preparation, negotiation and completion of this Deed of Lease Novation and any other document required or contemplated under this Deed of Lease Novation, including costs in connection with submission of the legal opinions as per Section 2 (o) and (p) of the Schedule 2 herein and (ii) all reasonable costs of Lessee incurred in connection with any filings in the state of registration of the Aircraft as are necessary or appropriate to evidence the change in ownership and lessor of the Aircraft.

7.11.
Further Assurance: Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be reasonably requested by a party (at the cost and expense of the requesting party) to carry out and effect the intent and purpose of this Deed of Lease Novation or to establish, maintain, perfect and protect the rights and, with respect to Existing Lessor and New Lessor, the remedies created or intended to be created under this Deed of Lease Novation. Lessee will cooperate with Existing Lessor and New Lessor to close the transfer of title to the Aircraft and the novation contemplated by this Deed of Lease Novation at such convenient time, in accordance with the Lessee’s flight operational planning, when the Aircraft and, if different, the Engines, are in a jurisdiction acceptable to Existing Lessor and New Lessor.

7.12.
After the Effective Time, New Lessor shall, on Lessee’s reasonable request, provide Lessee with any information, documents, signatures and invoices which are reasonably requested by the competent institutions of Estonia to fulfil Lessee’s tax requirements and to respond to any audit information request arising from such filing. New Lessor shall use commercially reasonalbe efforts to provide such documents to Lessee within thirty (30) days from the date of such request by Lessee.

7.13.
For the purpose of any suit, action, proceeding or settlement of dispute in the English courts in connection with this Deed of Lease Novation, Lessee hereby designates, appoints and empowers Redmonton Aviation Services Ltd., Dept 2307A, 196 High Road, Wood Green, London, N22 8HH, England (www.redmonton.aero), as its agent to accept service of process in respect of any such suit, action, proceeding or settlement of dispute in England for the time being. If, for any

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reason, such agent no longer serves as agent for Lessee to receive service of process in England, Lessee shall promptly appoint another such agent and advise the other parties hereof.

7.14.
For the purpose of any suit, action, proceeding or settlement of dispute in the English courts in connection with this Deed of Lease Novation, Existing Lessor hereby designates, appoints and empowers MCAP Global Finance (UK) LLP, 16 Palace St, Westminster, London SW1E 5JD, United Kingdom, as its agent to accept service of process in respect of any such suit, action, proceeding or settlement of dispute in England for the time being. If, for any reason, such agent no longer serves as agent for Existing Lessor to receive service of process in England, Existing Lessor shall promptly appoint another such agent and advise the other parties hereof.

7.15.
For the purpose of any suit, action, proceeding or settlement of dispute in the English courts in connection with this Deed of Lease Novation, New Lessor hereby designates, appoints and empowers Law Debenture Corporate Services Limited, Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, as its agent to accept service of process in respect of any such suit, action, proceeding or settlement of dispute in England for the time being. If, for any reason, such agent no longer serves as agent for New Lessor to receive service of process in England, New Lessor shall promptly appoint another such agent and advise the other parties hereof.

7.16.
Maintenance Reserves and Security Deposit. Existing Lessor and New Lessor agree that the Maintenance Reserve balance and the Security Deposit held by Existing Lessor will be transferred to New Lessor at the Effective Time. The Maintenance Reserve balance and the Security Deposit will be transferred by way of a credit against New Lessor’s obligation to deliver the purchase price under the Sale Agreement on the date that the Effective Time occurs.

7.17.
Quiet Enjoyment and No Increased Obligations. New Lessor covenants that (i) so long as no Default or Event of Default has occurred and is continuing, Lessee shall have the right to quietly enjoy the use and possession of the Aircraft without interference by New Lessor or by any Person lawfully claiming by or through Lessor (in accordance with Sections 8(s) and 19 of the Novated Lease) and (ii) this Deed of Lease Novation shall be read as creating no increased obligations (including, with respect to the indemnities, without prejudice to Lesse‘s obligations under Sections 2.2.4 and 5.2.3 of this Deed of Lease Novation) or decreasing any of the Lessee‘s rights and/or remedies (in accordance with Section 19 of the Novated Lease).

[Signature page follows]

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Execution Version

IN WITNESS whereof the parties hereto have executed this Deed of Lease Novation this 20th day of December, 2019.

SIGNED and DELIVERED as a DEED by
Jarlath Canning
as duly appointed attorney for and on behalf of

MAM SELDON AVIATION 2 DESIGNATED ACTIVITY COMPANY, Existing Lessor

Attorney: /s/ Jarlath Canning Name: Jarlath Canning
In the presence of:
Witness signature: /s/ Donna Cooney
Witness name: Donna Cooney
Witness address: 32 Molesworth Street,
Dublin 2, D02 Y512
Ireland

SIGNED and DELIVERED as a DEED by
Jonathan Reynolds
as duly appointed attorney for and on behalf of
CONTRAIL AVIATION LEASING IRELAND DAC, New Lessor

Attorney: /s/ Jonathan Reynolds Name: Jonathan Reynolds
In the presence of:
Witness signature: /s/ Ciaran Madigan
Witness name: Ciaran Madigan
Witness address: 32 Molesworth Street
Dublin 2

SIGNED and DELIVERED as a DEED by

SmartLynx Airlines Estonia OÜ, Lessee
By: /s/Zygimantas Surintas
Name: Zygimantas Surintas
Title: Board member/CEO

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SCHEDULE 1
THE LEASE DOCUMENTS

1.	Aircraft Lease Agreement MSN 1183, dated as of 05 January 2017 between Original Lessor and Lessee.

2.	Lease Supplement No. 1 dated 10 May, 2017 between Original Lessor and Lessee.

3.	Side Letter No 1 to the Aircraft Lease Agreement (MSN 1183) dated as of 5 January 2017 between Original Lessor and Lessee.

4.	Side Letter No 2 to the Aircraft Lease Agreement (MSN 1183) dated as of 9 May 2017 between Original Lessor and Lessee.

5.	Parent Guarantee, dated 24 April 2017 between SmartLynx Airlines SIA and Original Lessor.

6.	Certificate of Technical Acceptance (Delivery Date) dated 10 May 2017 between Original Lessor and Lessee (and its Annex 1 and Annex 2).

7.	Deed of Lease Novation dated as of November 7, 2017 among the Original Lessor, the Seller and the Lessee.

8.	Effective Time Notice dated November 7, 2017 the Original Lessor, the Seller and the Lessee.

9.	First Demand Guarantee Agreement dated November 9, 2017 between SmartLynx Airlines SIA and Existing Lessor.

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SCHEDULE 2
CONDITIONS PRECEDENT

1.	Existing Lessor Conditions Precedent.
On or before the Effective Time, Existing Lessor shall have received evidence of the following in form and substance satisfactory to Existing Lessor:

(a)	a counterpart of this Deed of Lease Novation executed by Lessee and New Lessor;

(b)
a certificate from a duly authorised officer of Lessee (together with attachments) in the form of Schedule 6, (i) confirming that approval of the terms of and the transactions contemplated by this Deed of Lease Novation has been granted, (ii) attaching a shareholder’s resolution approving the transactions contemplated by this Deed of Lease Novation and confirming the authority of the management board to enter into this Deed of Lease Novation and all documents to be entered into by Lessee hereunder and a power of attorney of Lessee authorising a specified person or persons to execute this Deed of Lease Novation and all other documents to be delivered by Lessee under this Deed of Lease Novation, (iii) confirming the representations and warranties made by Lessee in the Lease are true and correct on the date of the certificate and (iv) attaching Lessee’s current articles of association, constitutional documents, registry card, operating license, noise certificate, station license for the radio stations on board the Aircraft and air operator certificate issued by the Aviation Authority;

(c)
a copy of the certificates of insurance and reinsurance and brokers' undertakings relating to the insurances and the reinsurances in compliance with the provisions of this Deed of Lease Novation and the Novated Lease Documents;

(d)
completion of the sale of the Aircraft pursuant to the Sale Agreement, or Existing Lessor being satisfied that such sale will be completed simultaneously with the assignment of the Lease Documents pursuant to this Deed of Lease Novation;

(e)	a copy of the Effective Time Notice executed by Lessee and New Lessor (delivered in escrow);

(f)	all conditions precedent in favor of Existing Lessor, as seller, under the Sale Agreement have been satisfied or waived by Existing Lessor;

(g)
a certificate from a duly authorised officer of New Lessor (together with attachments) (i) confirming that approval of the terms of and the transactions contemplated by this Deed of Lease Novation has been granted, (ii) attaching New Lessor’s constitutional documents and (iii) attaching a certificate of incumbency or power of attorney of New Lessor authorising a specified person or persons to execute this Deed of Lease Novation and all documents to be delivered by New Lessor under this Deed of Lease Novation; and

(h)	the representations and warranties of Lessee under Clause 4.3 and of New Lessor under Clause 4.1 of this Deed of Lease Novation shall be correct and would be correct if repeated at the Effective Time.

2.	New Lessor Conditions Precedent.
On or before the Effective Time, New Lessor shall have received evidence of the following in form and substance satisfactory to New Lessor:

(a)	a counterpart of this Deed of Lease Novation executed by Lessee and Existing Lessor;

(b)
a certificate from a duly authorised officer of Lessee (together with attachments) in the form of Schedule 6, (i) confirming that approval of the terms of and the transactions contemplated by this Deed of Lease Novation has been granted, (ii) attaching a shareholder’s resolution approving the transactions contemplated by this Deed of Lease Novation and confirming the authority of

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the management board to enter into this Deed of Lease Novation and all documents to be entered into by Lessee hereunder and a power of attorney of Lessee authorising a specified person or persons to execute this Deed of Lease Novation and all other documents to be delivered by Lessee under this Deed of Lease Novation, (iii) confirming the representations and warranties made by Lessee in the Lease are true and correct on the date of the certificate and (iv) attaching Lessee’s current articles of association, constitutional documents, registry card, operating license, noise certificate, station license for the radio stations on board the Aircraft and air operator certificate issued by the Aviation Authority;

(c)
a copy of the certificates of insurance and reinsurance and brokers' undertakings relating to the insurances and the reinsurances in compliance with the provisions of this Deed of Lease Novation and the Novated Lease Documents;

(d)
completion of the sale of the Aircraft pursuant to the Sale Agreement, or New Lessor being satisfied that such sale will be completed simultaneously with the assignment of the Lease Documents pursuant to this Deed of Lease Novation;

(e)	certified copies of the current and valid certificate of airworthiness and certificate of registration for the Aircraft issued by the Aviation Authority;

(f)
evidence that an application for the withdrawal of the existing station license for the radio stations onboard the Aircraft has been signed by the Existing Lessor for prompt filing with the Aviation Authority following the Effective Date;

(g)	a copy of the Effective Time Notice executed by Lessee and Existing Lessor (delivered in escrow);

(h)	a letter from Lessee addressed to the Air Navigation (EUROCONTROL) issued in the form of Schedule 7, or such other form as may be satisfactory to New Lessor (acting reasonably);

(i)	deregistration power of attorney issued by Lessee in favour of New Lessor in the form of Schedule 8, or such other form as may be satisfactory to New Lessor (acting reasonably);

(j)	a duly executed guarantee from SIA Smartlynx Airlines in favor of New Lessor in respect of Lessee’s obligations under the Novated Lease Documents in form and substance satisfactory to New Lessor;

(k)	a copy of Lessee’s and SIA Smartlynx Airlines’ most recent audited financial statements;

(l)	all conditions precedent in favor of New Lessor, as purchaser, under the Sale Agreement have been satisfied or waived by New Lessor;

(m)	copies of each Lease Document and each Operative Agreement;

(n)	a copy of the Maintenance Program;

(o)	a legal opinion from counsel in Estonia in form and substance acceptable to New Lessor;

(p)	a legal opinion from counsel in Latvia in form and substance acceptable to New Lessor;

(q)
a certificate from a duly authorised officer of Existing Lessor (together with attachments) (i) confirming that approval of the terms of and the transactions contemplated by this Deed of Lease Novation has been granted, (ii) attaching Existing Lessor’s constitutional documents and (iii) attaching a certificate of incumbency or power of attorney of Existing Lessor authorising a specified person or persons to execute this Deed of Lease Novation and all documents to be delivered by Existing Lessor under this Deed of Lease Novaiton;

(r)
the representations and warranties of Lessee under Clause 4.3 and of Existing Lessor under Clause 4.2 of this Deed of Lease Novation shall be correct and would be correct if repeated at the Effective Time;

(s)	evidence of the issue of each approval (including the Aviation Authority’s approval of the Novated Lease prior to the entry into this Deed of Lease Novation) and any other approval or consent

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which may be required in relation to, or in connection with, the performance by Lessee of any of its obligations under this Deed of Lease Novation; and

(t)	a copy of the Non-Incident Statement executed by the Lessee.

3.	Lessee Conditions Precedent.
On or before the Effective Time, Lessee shall have received the following in form and substance satisfactory to Lessee:

(a)	a counterpart of this Deed of Lease Novation duly executed by each of the parties other than the Lessee; and

(b)
a complete and up-to-date copy of the resolution(s) of the board of directors of each of Existing Lessor and New Lessor certified to be true and correct by its duly authorised representative evidencing that such party has taken all corporate action necessary to authorise the execution and delivery of this Deed of Lease Novation and the Novated Lease Documents to which it is a party and the performance of its obligations thereunder, together with incumbency certificates as to the person or persons authorised to execute and deliver each of the same on its behalf.

4.	Waiver or Deferral of Conditions Precedent.
The conditions precedent specified in:

(a)
paragraph 1 has been inserted for the benefit of Existing Lessor and may be waived, deferred or extended in writing in whole or in part and with or without conditions, by Existing Lessor, without prejudicing Existing Lessor's right to receive fulfilment of such conditions;

(b)
paragraph 2 has been inserted for the benefit of New Lessor and may be waived, deferred or extended in writing in whole or in part and with or without conditions, by New Lessor, without prejudicing New Lessor's right to receive fulfilment of such conditions; and

(c)
paragraph 3 has been inserted for the benefit of the Lessee and may be waived, deferred or extended in writing in whole or in part and with or without conditions, by Lessee, without prejudicing Lessee’s right to receive fulfilment of such conditions.

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SCHEDULE 3
AMENDMENTS TO LEASE DOCUMENTS

1.	All references to the Lease in any documents delivered thereunder or pursuant thereto shall, where appropriate, be construed as references to the Novated Lease.

2.
All references in the Lease to the “Lessor” being “MAM SELDON AVIATION 2 DAC, a designated activity company incorporated under the laws of Ireland, having its principal place of business at 32 Molesworth Street, Dublin 2, D02Y512, Ireland” shall be deleted in its entirety and replaced with “CONTRAIL AVIATION LEASING IRELAND DAC, a designated activity company incorporated under the laws of Ireland, and having its principal place of business at 32 Molesworth Street, Dublin 2, D02Y512, Ireland”.

3.	All references in the Lease to the “Lessor” shall be treated as though they referred to New Lessor to the exclusion of the Existing Lessor.

4.	The definition of “Indemnitees” in Section 1(a) of the Lease shall be amended and restated in its entirety to read as follows:
“Indemnitees”shall mean, collectively, Lessor, Contrail Aviation Leasing, LLC, Contrail Aviation Support, LLC, Old National Bank, each affiliate and subsidiary thereof, each of their respective officers, directors, shareholders, members, controlling persons, agents and employees, and their respective successors and assigns.

5.	The definition of “Owner” in Section 1(a) of the Lease shall be amended by deleting the words “Heston Services Ltd.” and replacing such words with Contrail Aviation Leasing Ireland DAC.

6.	The text of the legend for the Lease Identification set forth in Section 12 of Exhibit C to the Lease shall be deleted in its entirety and replaced with the following:
“This Aircraft/Engine is owned by Contrail Aviation Leasing Ireland DAC and is leased to SmartLynx Airlines Estonia OÜ.”

7.	Section 14 of Exhibit C to the Lease shall be amended by deleting Lessor’s address set forth therein and replacing it with the following:
““Lessor’s Address”:
CONTRAIL AVIATION LEASING IRELAND DAC
Attn.: The Directors
32 Molesworth Street
Dublin 2
Ireland
Tel. 697 3200
Fax. 697 3300

With a copy to:

CONTRAIL AVIATION SUPPORT, LLC
435 Investment Court
Verona, Wisconosin 53593
United States of America
Attn: Josepgh G. Kuhn, CEO
Tel: 1 608 848-8100
Fax: 608 848-8101
Email: joe@contrail.com

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SCHEDULE 4
EFFECTIVE TIME NOTICE
To: SmartLynx Airlines Estonia OÜ
Date: December 20, 2019

Re: Deed of Lease Novation, dated December 20, 2019 among MAM SELDON AVIATION 2 DESIGNATED ACTIVITY COMPANY, as existing lessor (“Existing Lessor”), SMARTLYNX AIRLINES ESTONIA OÜ, as lessee (“Lessee”), and Contrail Aviation Leasing Ireland DAC, as new lessor (“New Lessor”) (the “Deed of Lease Novation”), in respect of an Aircraft Lease Agreement MSN 1183 dated as of 05 January 2017, as novated and amended by that Deed of Lease Novation dated as of November 7, 2017 among Heston Services Ltd., the Existing Lessor and the Lessee (as more fully described in the Deed of Lease Novation, “the Lease”) between Existing Lessor and Lessee relating to one (1) Airbus model A320-200 aircraft bearing manufacturer's serial number 1183 with two (2) IAE International Aero Engines AG model V2527-A5 engines with ESN V10682 and V10683
We refer to the Deed of Lease Novation. Terms used herein and not otherwise defined will, unless the context otherwise requires, have the respective meanings ascribed thereto in the Deed of Lease Novation.
Existing Lessor and New Lessor hereby notify Lessee that the novation and amendment contemplated by the Deed of Lease Novation has occurred and for the purposes of Section 2.2 of the Deed of Lease Novation, the Effective Time is 1:16 (ET) this 20th day of December 2019 while the Aircraft was located in German airspace.

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Execution Version

MAM SELDON AVIATION 2 DESIGNATED ACTIVITY COMPANY, Existing Lessor
By: /s/ Julian Dunphy
Julian Dunphy
Director

CONTRAIL AVIATION LEASING IRELAND DAC, as New Lessor
By: /s/ Jonathan Reynolds
Jonathan Reynolds
Director

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By its countersignature below, Lessee hereby acknowledges receipt of the above notice and hereby acknowledges, confirms and agrees to all of the provisions of the above notice. Without prejudice to the generality of the foregoing, Lessee (i) confirms that the representations and warranties made by it in Section 4 (Representations and Warranties) of the Deed of Lease Novation are true and correct as at the Effective Time; (ii) confirms that at the Effective Time, the Aircraft was located at German airspace and (iii) confirms that at the Effective Time, the amounts of the Security Deposit and the Maintenance Reserves paid by Lessee and held by Existing Lessor are in the amounts indicated in the Appendix to this Effective Time Notice and the Maintenance Reserve rates are as set forth in the Appendix to this Effective Time Notice.

SmartLynx Airlines Estonia OÜ, Lessee
By: /s/Žygimantas Surintas
Žygimantas Surintas
CEO/Board Member

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APPENDIX TO EFFECTIVE TIME NOTICE

Amount of Security Deposit paid by Lessee and held by Existing Lessor at the Effective Time	$ [ ] ([ ])
Amount of Maintenance Reserves paid by Lessee and held by Existing Lessor at the Effective Time

Airframe 6Y Supplemental Rent: $[ ]
Airframe 12Y Supplemental Rent: $[ ]
Engine LLP Supplemental Rent: $[ ]
Engine LLP Supplemental Rent: $[ ]
Engine Hot Section Refurbishment Supplement Rent: $[ ]
Engine Hot Section Refurbishment Supplement Rent $[ ]
Landing Gear Supplement Rent: $[ ]
APU Supplement Rent: $[ ]

Total: $[ ]

Maintenance Reserves rates payable by Lessee at the Effective Time
A/F 6Yper month: $[ ]
A/F 12Y per month: $[ ]
Engine LLP per cycle: $[ ]
Engine Hot Section Refurbishment per flight hour:
$[ ] from 1 up to 1,5 hour/cycle,
$[ ] from 1,5 up to 1,75 hours/cycle,
$[ ] from 1,75 up to 2 hours/ cycle,
$[ ] from 2 up to 2,5 hours/ cycle,
$[ ] from 2,5 up to 2,75 hours/cycle,
$[ ] from 2,75 up to 3 hour/cycle,
$[ ] more than 3 hours/cycle
Landing Gear per month: $[ ]
APU per APU Hour: $[ ]

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SCHEDULE 5
SCHEDULE OF CERTAIN TERMS

1.Aircraft MSN; Registration Mark MSN 1183; Registration Mark ES-SAP	2.Engines Model; ESNs V2527-A5 Engines ESNs V10682 and V10683
3.Delivery Location on Lease Delivery Date Tallinn Airport	4.Aircraft Lease Agreement Aircraft Lease Agreement MSN 1183 dated as of 05 January 2017
5.Lease Term Delivery Date: May 10, 2017 Scheduled Expiry Date: December 10, 2021	6.Seller/Existing Lessor MAM Seldon Aviation 2 DAC
7.Lessee SmartLynx Airlines Estonia OÜ	8.New Lessor Contrail Aviation Leasing Ireland DAC
9.State of Registration Estonia	10.Aviation Authority [Official name] Civil Aviation Administration of the Republic of Estonia
11.Liability Insurance Amount Required by Lease $600,000,000	12.Monthly Basic Rent; Due Date $[ ]; 10th day of each month
13.Supplemental Rent/Maintenance Reserves Balance held by Existing Lessor:

Airframe 6Y Supplemental Rent: $[ ]
Airframe 12Y Supplemental Rent: $[ ]
Engine LLP Supplemental Rent: $[ ]
Engine LLP Supplemental Rent: $[ ]
Engine Hot Section Refurbishment Supplement Rent: $[ ]
Engine Hot Section Refurbishment Supplement Rent $[ ]
Landing Gear Supplement Rent: $[ ]
APU Supplement Rent: $[ ]

Total: $[ ]

14.Current Maintenance Reserve Rates:

A/F 6Yper month: $[ ]
A/F 12Y per month: $[ ]
Engine LLP per cycle: $[ ]
Engine Hot Section Refurbishment per flight hour:
$[ ] from 1 up to 1,5 hour/cycle,
$[ ] from 1,5 up to 1,75 hours/cycle,
$[ ] from 1,75 up to 2 hours/ cycle,
$[ ] from 2 up to 2,5 hours/ cycle,
$[ ] from 2,5 up to 2,75 hours/cycle,
$[ ] from 2,75 up to 3 hour/cycle,
$[ ] more than 3 hours/cycle
Landing Gear per month: $[ ]
APU per APU Hour: $[ ]

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15.Reimbursements Paid to Lessee/Maintenance Provider:
Airframe 6Y Supplemental Rent $[ ]
Airframe 12Y Supplemental Rent $[ ]
Engine LLP Supplemental Rent $[ ]
Engine LLP Supplemental Rent $[ ]
Engine Hot Section Refurbishment Supplemental Rent $[ ]
Engine Hot Section Refurbishment Supplemental Rent $[ ]
Landing Gear Supplemental Rent $[ ]
APU Supplemental Rent $[ ]
16.Total Amount of Maintenance Reserves Paid by Lessee and Held by Existing Lessor: $[ ]
17.Security Deposit Held by Existing Lessor: $[ ]

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SCHEDULE 6
FORM OF LESSEE’S OFFICER’S CERTIFICATE

This Certificate is delivered in connection with the Aircraft Lease Agreement MSN 1183 dated as of January 5, 2017 between HESTON SERVICES LTD. (the “Original Lessor”) and SmartLynx Airlines Estonia OÜ (the “Company”), as amended and novated by the Deed of Lease Novation dated as of November 27, 2017 among the Original Lessor, MAM SELDON AVIATION 2 DESIGNATED ACTIVITY COMPANY (the “Existing Lessor”) and the Company, and as further amended and novated by the Deed of Lease Novation, dated _________, 2019 among Existing Lessor, the Company and CONTRAIL AVIATION LEASING IRELAND DAC (the “New Lessor”) (together, the “Lease”).

I, _____________, duly appointed member of the Management Board of the Company, a company incorporated under the laws of the Republic of Estonia, hereby certify that the Company has taken all necessary corporate action to approve the entry into, performance and delivery by the Company of the Lease and the transactions contemplated thereby.

a)
The Company has duly executed the Lease and the Deed of Lease Novation. Attached hereto as Exhibit B is a true and correct copy of the printout of the registry card of the Company from the Estonian Commercial Register obtained on ______ ___, ____, which has not been altered or amended, and which is in full force and effect as of the date hereof.

Attached hereto as Exhibit C is a true and correct copy of a [power of attorney authorizing the person or persons appointed therein to execute the Lease and all other documents to be delivered by the Company in connection therewith, if the documents are not signed by the Director]/[certificate of incumbency dated ______ ___, ____, which has not been altered or amended, and which is in full force and effect as of the date hereof]

b)	The representations and warranties made by the Company in Section [X] of the Lease and Section 4.3 of the Deed of Lease Novation are true and correct on and as of the date hereof.

Attached hereto as Exhibit A is a true and correct copy of the resolution of the Company’s sole shareholder [resolution of the Board of Directors] [other applicable corporate approval document] which has not been altered or amended, and which is in full force and effect as of the date hereof.

Attached hereto as Exhibit D is a true and correct copy of the Certificate of Registration with respect to the Aircraft.

Attached hereto as Exhibit E is a true and correct copy of the Certificate of Airworthiness with respect to the Aircraft.

Attached hereto as Exhibit F is a true and correct copy of the Company‘s Operating License, which has not been altered or amended.

Attached hereto as Exhibit G is a true and correct copy of the Company’s Air Operator’s Certificate, which has not been altered or amended.

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Attached hereto as Exhibit H is a true and correct copy of the Company‘s Articles of Association and Constitutional Documents, which have not been altered or amended, and which are in full force and effect as of the date hereof.

Attached hereto as Exhibit I is a true and correct copy of the Noise Certificate with respect to the Aircraft, which has not been altered or amended.

Attached hereto as Exhibit J is a true and correct copy of the Station License with respect to the Aircraft, which has not been altered or amended.

IN WITNESS WHEREOF, I have duly executed this Certificate on this ____ day of _________, 2019.
By:

Name:
Director of the Company

Attachments:
Exhibit A – Copy of [Board of Directors Resolution] [other applicable corporate approval document]
Exhibit B – Copy of registry card of the Company
Exhibit C – [Certificate of Incumbency] [Power of Attorney]
Exhibit D – Copy of Certificate of Registration of Aircraft
Exhibit E – Copy of Certificate of Airworthiness of Aircraft
Exhibit F – Copy of Company’s Operating License
Exhibit G – Copy of Company’s Air Operator’s Certificate
Exhibit H – Copy of Company’s Articles of Association and Constitutional Documents
Exhibit I – Copy of Company’s Noise Certificate
Exhibit J – Copy of Company’s Station License

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SCHEDULE 7
FORM OF AIR NAVIGATION AUTHORITY LETTER

[LESSEE LETTERHEAD]

Date:

EUROCONTROL Director CRCO
Rue de la Fusée, 96
1130 Bruxelles BELGIUM

Dear Sirs

Letter of Authorisation
MSN: 1183 Reg.: EA-SAP the "Aircraft"
We have leased the above aircraft from Contrail Aviation Leasing Ireland DAC (the "Lessor"), in accordance with a lease agreement (dated as of January 5, 2017) between us and the Lessor (as amended, novated or restated from time to time).
We hereby authorise you to provide Lessor with a general Statement of Account in relation to air navigation charges incurred by us and due to EUROCONTROL. Access to the Statement(s) of Account will be provided in accordance with the procedures established by EUROCONTROL.
The authorisation contained in this letter may only be revoked or amended by a written instruction signed by us and the Lessor.
Yours faithfully,

For and on behalf of SmartLynx Airlines Estonia OÜ

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SCHEDULE 8
FORM OF DE-REGISTRATION POWER OF ATTORNEY

WHEREAS SmartLynx Airlines Estonia OÜ, a company incorporated under the laws of the Republic of Estonia, and having its registered office at Lennujaama tee 13, Tallinn 11101, Estonia (together with its successors and assigns, referred to as “Lessee”) has entered into an Aircraft Lease Agreement dated January 5, 2017 (as amended and novated from time to time) with Contrail Aviation Leasing Ireland DAC (together with its successors and assigns, referred to as “Lessor”) (the “Lease”);

AND WHEREAS pursuant to the Lease and upon the terms and conditions mentioned therein, Lessor has leased to Lessee and Lessee leased from Lessor one (1) Airbus 320-200 Aircraft with Manufacturer’s Serial Number 1183 and Registration Mark EA-SAP (“Aircraft”).

1. Lessee hereby absolutely, unconditionally and irrevocably appoints Lessor to be the true and lawful attorney of Lessee to do all or any of the following in the name of Lessee or on behalf of Lessee which may be required to effect deregistration of the Aircraft from the register maintained by the Civil Aviation Administration of the Republic of Estonia and to export the Aircraft out of the Republic of Estonia:

a. To obtain the necessary licenses and permissions;

b. To execute, file and deliver any applications, documents, instruments, consents or certificates including amendments thereof with any statutory authority, governmental agency or department including but not limited to the Civil Aviation Administration of the Republic of Estonia and the Estonian customs authorities;

c. To represent Lessee before any statutory authority, governmental agency or department including but not limited to the Civil Aviation Administration of the Republic of Estonia and the Estonian customs authorities;

d. To collect all documents, letters, records and notices and to give an acknowledgement for or reply to the same;

e. To do all such other or further acts and things that may be required to achieve the aforesaid purpose.

2. The powers set out in this Power of Attorney shall become effective from the date hereof but shall become enforceable only upon the occurrence of an Event of Default (as defined in the Lease) or upon the expiry or termination of the lease of the Aircraft under the Lease, whichever is the earlier.

3. Lessee hereby undertakes from time to time and at all times to indemnify Lessor 'against all costs, claims, expenses and liabilities howsoever incurred by Lessor in connection herewith provided Lessor has acted in accordance herewith and further undertakes to ratify and confirm whatsoever Lessor shall reasonably and lawfully do or cause to be done by virtue of this Power of Attorney.

4. This Power of Attorney is irrevocable and coupled with interest and Lessor may delegate the powers conferred hereby, in whole or in part, to any individual(s), including but not limited to employees of Lessor or legal counsel in the Republic of Estonia.

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5. Lessor and Lessee represent and acknowledge that the irrevocable nature of this Power of Attorney has been decisive for Lessor in order to give its consent to the Lease, to which this Power of Attorney is an essential part.

6. Lessee hereby represents warrants and covenants that this Power of Attorney constitutes a valid, legally and irrevocably, and binding obligation of Lessee enforceable against it to the extent permitted under the applicable law.

7. Lessor is empowered to determine in its sole discretion when to exercise the powers conferred upon Lessor pursuant to this Power of Attorney. No failure on the part of Lessor to exercise and no delay in exercising any right, power or privilege under this Power of Attorney shall operate as a waiver thereof, nor shall the exercise of any right, power or privilege under this Power of Attorney preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8. Any person, agency or company relying upon this Power of Attorney need not and will not make any determination or require any court judgment as to whether an Event of Default has occurred under the Lease or whether the Lease has been terminated. Lessee hereby waives any claims against (a) any person acting on the instructions given by Lessor or its designee pursuant to this Power of Attorney and (b) any person designated by Lessor or an officer of Lessor to give instructions pursuant to this Power of Attorney. Lessee also agrees to indemnify and hold harmless any person, agency, or company which may act in reliance upon this Power of Attorney and pursuant to instructions given by Lessor or its designee.

9. This Power of Attorney is valid until December 10, 2022.

10. This Power of Attorney shall be subject to, governed by and construed in accordance with the laws of Estonia.

Lessee has executed and delivered this Power of Attorney on ____________, 2019 in ________

Executed as a deed by
______________________________
Name:
Title:

18455639v1

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